                      Section 240.14a-101 Schedule 14A.
                   Information required in proxy statement.
                           Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
Check the appropriate box:
[X]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                                  AMNEX, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       (1)       Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3)       Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       (5)       Total fee paid:

       -------------------------------------------------------------------------
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[  ]   Fee paid previously with preliminary materials.
[  ]   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)       Amount Previously Paid:

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       (2)       Form, Schedule or Registration Statement No.:

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       (3)       Filing Party:

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       (4)       Date Filed:

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



                                                             PRELIMINARY COPY


                                  AMNEX, INC.
                              145 Huguenot Street
                                   Suite 401
                          New Rochelle, New York 10801

                               -----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1999

                               -----------------

To the Shareholders of AMNEX, Inc.:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Meeting") of AMNEX, INC., a New York corporation (the "Company" or "AMNEX"), will be held at its offices located at 145 Huguenot Street, Suite 401, New Rochelle, New York on April 29, 1999 at 10:00 A.M., local time, for the following purpose:

         To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Shares (the "Reverse Split").

         Only shareholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                   By Order of the AMNEX Board of Directors

                                   /s/ Guy A. Longobardo
                                   ---------------------
                                   Guy A. Longobardo
                                   Secretary
New Rochelle, New York
March 31, 1999

    ============================================================================

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO
    DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF AMNEX, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED
    FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY
    DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
    ============================================================================

                                                              PRELIMINARY COPY
                                  AMNEX, INC.
                              145 Huguenot Street
                                   Suite 401
                          New Rochelle, New York 10801

                             ----------------------

                                PROXY STATEMENT
                            -----------------------

         Soliciting, Voting and Revocability of Proxy

         This Proxy Statement is being mailed to all shareholders of record of AMNEX, Inc. (the "Company" or "AMNEX") at the close of business, New York time, on March 30, 1999 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Special Meeting of Shareholders (the "Meeting") to be held on April 29, 1999 at 10:00 A.M., local time, or any adjournment thereof, to be held at the offices of the Company located at 145 Huguenot Street, Suite 401, New Rochelle, New York 10801. The Proxy and the Proxy Statement are being mailed to shareholders on or about March 31, 1999.

         All Common Shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Shares (the "Reverse Split"). No other matters may be brought before the Meeting.

         Shareholders may expressly abstain from voting on the proposal by so indicating in the Proxy. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on the proposal presented to shareholders. Broker non-votes are not counted for the purpose of determining whether the proposal has been approved. Since the proposed Reverse Split requires the approval of a majority of the number of votes of the outstanding Common Shares (as defined below), abstentions and broker non-votes will have the effect of negative votes.

         Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with AMNEX written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder who attends the Meeting need not revoke a Proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended Proxies should be sent to AMNEX at 145 Huguenot Street, Suite 401, New Rochelle, New York 10801, Attention: Corporate Secretary.

         The total number of shares of common stock, par value $.001 per share, of AMNEX (the "Common Shares") outstanding as of March 1, 1999 was 45,494,271. Each Common Share is entitled to one noncumulative vote. The total number of shares of Series M Convertible Preferred Stock, par value $.001 per share, of AMNEX (the "Series M Preferred Shares") outstanding as of March 1, 1999 was
535. The holders of Series M Preferred Shares only have voting rights provided by the New York Business Corporation Law or the Company's Certificate of Incorporation, with such rights primarily arising in connection with, among other things, shareholder authorization of an action adversely affecting such preferred shareholders' rights or involving an extraordinary event such as a proposed dissolution of the Company or sale of substantially all of its assets. However, holders of Series M Preferred Shares have no voting rights with respect to the matter proposed herein. Accordingly, the holders of Common Shares are the only outstanding class of securities of AMNEX entitled to vote at the Meeting or any adjournment thereof. Only shareholders of record as of the close of business on March 30, 1999 will be entitled to vote. A majority of the number of votes that may be cast in respect of the Common Shares outstanding and entitled to vote as of March 30, 1999 must be present at the Meeting in person or by Proxy in order to constitute a quorum for the transaction of business. Rights of dissenting shareholders set forth under Section 806(6) of the New York Business Corporation Law are not applicable with respect to the matter proposed herein.

         This Proxy is being solicited by the AMNEX Board of Directors. AMNEX will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding Proxy materials to beneficial owners of Common Shares. Solicitations will be made primarily by mail, but certain Directors, officers or employees of AMNEX may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

         A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at the Meeting.

             PROPOSAL: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                       EFFECT ONE-FOR-TEN REVERSE SPLIT

         Introduction

         The Board of Directors of the Company has recommended to amend the Company's Certificate of Incorporation to effect the Reverse Split. Upon consummation of the proposed Reverse Split, the total number of Common Shares held by each shareholder will be automatically converted into that number of whole Common Shares equal to the number of Common Shares owned immediately prior to the Reverse Split divided by ten, adjusted, as described below, for any fractional shares.

         If the proposal is adopted by the Company's shareholders, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares.

         Reasons

         The purposes of the Reverse Split are as follows: (i) to comply with the Nasdaq SmallCap Market continued listing maintenance requirements; (ii) to prevent the triggering of certain mandatory repurchase or redemption rights relating to certain outstanding convertible indebtedness and the Series M Preferred Shares upon delisting of the Common Shares from the Nasdaq SmallCap Market and (iii) to increase the marketability of the Common Shares.

         Compliance with Nasdaq SmallCap Market Continued Listing Requirements

         The Common Shares are quoted on the Nasdaq SmallCap Market. Nasdaq rules impose initial listing and continued listing maintenance requirements. For continued listing on the Nasdaq SmallCap Market, a company is required to maintain the following: (i)(A) net tangible assets of $2,000,000, or (B) market capitalization of $35,000,000 or (C) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; (ii) a public float (shares) of 500,000; (iii) a market value of public float of $1,000,000; (iv) a minimum bid price of $1.00 per share; (v) two market makers and (vi) 300 shareholders holding 100 shares or more. Nasdaq has notified the Company that it has failed to maintain the net tangible asset and the minimum bid price continued listing requirements. Nasdaq has also advised the Company that continued failure to meet these maintenance requirements will result in the Common Shares being delisted from the Nasdaq SmallCap Market, with the result that the Company's securities would trade only on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. Although there can be no assurance, it is anticipated that the bid price of the Common Shares will be greater than $1.00 immediately following the Reverse Split.

         Prevention of Mandatory Redemption and Repurchase Rights upon Delisting of the Common Shares

         On September 30, 1997, the Company issued 8 1/2% Convertible Subordinated Notes due 2002 (the "Notes") in the aggregate principal amount of $15,000,000. The Notes are convertible, at the option of the holder, into Common Shares, at a conversion price of $ 27.844 ($2.7844 pre-Reverse Split) per share.

         A delisting of the Common Shares from the Nasdaq SmallCap Market would trigger mandatory repurchase of the Notes by the Company at the option of the holders thereof at a purchase price equal to 101% of their principal amount. In addition, delisting would also trigger mandatory redemption of the outstanding Series M Preferred Shares at prices significantly in excess of the current trading price. The Company does not currently have the cash resources or access to capital sufficient to support repurchase of the Notes or the Series M Preferred Shares.

         Increased Marketability for AMNEX Common Shares

         The Board of Directors believes that the Reverse Split will facilitate future financing by the Company because it believes that a low per share market price for the Common Shares may impair the acceptability of such securities by the financial community and the investing public. Theoretically, the number of shares outstanding and per share price should not, by themselves, affect marketability, the type of investor, or a company's reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. The Board of Directors is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than five dollars per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. While the Reverse Split will not result in a trading price above five dollars per share, it will increase the trading price and should lessen broker resistance. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

         The Reverse Split is intended to result in a price level for the Common Shares that will increase investor interest and lessen the resistance of brokerage firms. On March 18, 1999, the closing bid and asked prices for the Common Shares, as reported by the Nasdaq SmallCap Market, were $ 0.25 and $0.3125, respectively. No assurances can be given that the market price for the Common Shares will increase in the same proportion as the Reverse Split or, if increased, that such price will be maintained.

         Effect of the Reverse Split

         The Reverse Split will have the following effects:

         1. Assuming that a total of 45,494,271 Common Shares are outstanding immediately prior to the filing of the Certificate of Amendment of the Company's Certificate of Incorporation that gives effect to the Reverse Split

(the "Certificate of Amendment"), a total of 4,549,427 Common Shares will be outstanding following such filing (without accounting for rounding of fractional shares)

         2. The bid price for the Common Shares should increase above the minimum bid price requirement of $1.00 per share under the Nasdaq SmallCap Market continued listing requirements, thus avoiding delisting from the Nasdaq SmallCap Market and preventing the triggering of any mandatory repurchase or redemption provisions of the Notes and the Series M Preferred Shares as a result of such delisting.

         3. As of March 1, 1999 there were outstanding options and warrants for the purchase of an aggregate of approximately 7,836,215 Common Shares at exercise prices ranging from approximately $0.3125 to $5.29 per share. Upon the filing of the Certificate of Amendment, such options and warrants will evidence the right to purchase an aggregate of approximately 783,622 Common Shares at exercise prices equal to ten times the respective exercise prices set forth above.

         4. As of March 1, 1999, the Notes were convertible into an aggregate of 5,387,157 Common Shares (an effective conversion price of $ 2.7844 per share). Upon the filing of the Certificate of Amendment, such principal amount of indebtedness will be convertible into an aggregate of approximately 538,716 Common Shares (an effective conversion price of $27.844 per share).

         5. As of March 1, 1999, there were 535 Series M Preferred Shares outstanding, which were convertible into an aggregate of 1,747,224 Common
Shares assuming a conversion price of $0.31 per share. Upon the filing of the Certificate of Amendment, the Series M Preferred Shares will be convertible into an aggregate of 241,000 Common Shares, assuming a conversion price of $2.50 per share, i.e. $0.25 multiplied by 10.

         6. As a result of the reduction in the number of outstanding Common Shares, upon the filing of the Certificate of Amendment, based on a total of 45,494,271 Common Shares being outstanding, the stated capital of the Company's Common Shares will be reduced by $40,944.85 from $45,494.27 to $4,549.42. Such reduction will be transferred to the Company's capital in excess of par value account.

         7. If approved, the Reverse Split will result in some shareholders owning "odd-lots" of less than 100 Common Shares. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         Fractional Shares

         In lieu of any fractional Common Shares that would otherwise be issuable in connection with the Reverse Split, the Company shall pay cash to the holder thereof equal to the product of such fraction multiplied by the closing bid price of one Common Share immediatley prior to the Reverse Split.

         Filing of Certificate of Amendment and Delivery of New Certificates

         If the proposed Certificate of Amendment is approved, the required filing with the Secretary of State of the State of New York is expected to be made promptly following the Meeting. Shareholders will be required to surrender their certificates representing the current Common Shares of the Company ("Old Shares") in order to receive new certificates representing the Common Shares after the Reverse Split ("New Shares").

         Following the filing of the Certificate of Amendment, shareholders will be sent a confirmation thereof and a form letter of transmittal for forwarding stock certificates representing the Old Shares. The Company will, after receipt of a properly executed letter of transmittal and the certificate or certificates representing the Old Shares, deliver to each shareholder a certificate or certificates representing the New Shares.
SHAREHOLDERS SHOULD

NOT SUBMIT ANY CERTIFICATE UNTIL REQUESTED TO DO SO.

         Tax Consequences

         The proposed Reverse Split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of the Company's Common Shares or by the Company.

         Each shareholder will have a basis in the New Shares equal to the basis of the Old Shares. For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held as a capital asset on the date of filing of the Certificate of Amendment.

         No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters. Shareholders should consult their own tax advisors as to the effect of the Reverse Split on their holdings of Common Shares under applicable tax laws.

         Recommendation and Vote

         The affirmative vote of the holders of a majority of all the outstanding Common Shares is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed Certificate of Amendment.

                                 OTHER BUSINESS

         The accompanying Notice of Special Meeting of Shareholders does not provide for the transaction of other business before the Meeting. Accordingly, no matters may be presented at the Meeting other than the proposed Reverse Split.


                                          By Order of the AMNEX Board

                                          /s/ Guy A. Longobardo
                                          ---------------------
                                          Guy A. Longobardo
                                          Secretary
New Rochelle, New York
March 31, 1999

                                  AMNEX, INC.
                              145 Huguenot Street
                                   Suite 401
                          New Rochelle, New York 10801

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints ALAN J. ROSSI, PETER M. IZZO, JR. and GUY A. LONGOBARDO as Proxies, each with the Power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the Common Shares of AMNEX, INC. (the "Company") held of record by the undersigned on March 30, 1999 at the Special Meeting of the Shareholders to be held on April 29, 1999 or any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the Proposal and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

             Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split.

                    / / FOR             / / AGAINST         / / ABSTAIN

                                 DATED: ................................., 1999

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by general partner or other authorized person. If a limited liability company, please sign in full limited liability company name by manager or other authorized person.


-----------------------------------
Signature

-----------------------------------
Signature if held jointly

-----------------------------------
Print Name(s)


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE



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